CONSENT OF INDEPENDENT PUBLIC AUDITORS




As independent public accountants, we hereby consent to the inclusion of our reports on the financial statements of American Ecology Corporation and Subsidiaries dated February 15, 2002, included in this report on Form 10K, and the incorporation by reference of our reports dated February 15, 2002 into American Ecology Corporation and Subsidiaries' previously filed Registration Statements on Form S-8 File Nos. 33-55782, 33-58076, 33-11578, 333-69863 and
333-93105  each  as  filed  with  the  Securities  and  Exchange  Commission.

Balukoff,  Lindstrom  &  Co.,  P.A.



Boise,  Idaho
March  25,  2002


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